                               TABLE OF CONTENTS


ARTICLE I DEFINITIONS .....................................................      1
       SECTION  1.01.DEFINITIONS ..........................................      1

ARTICLE II MAKING AND REPAYING THE LOANS ..................................     13
       SECTION  2.01.THE REVOLVING CREDIT LOAN ............................     13
       SECTION  2.02.ADVANCES UNDER THE REVOLVING CREDIT LOAN13
       SECTION  2.03.THE TERM LOAN ........................................     14
       SECTION  2.04.ADVANCES UNDER THE TERM LOAN .........................     14
       SECTION  2.05.NOTES ................................................     14
       SECTION  2.06.PAYMENT OF INTEREST ..................................     14
       SECTION  2.07.REQUIRED PAYMENTS OF PRINCIPAL .......................     15
       SECTION  2.08.WARRANTS .............................................     16
       SECTION  2.09.VOLUNTARY PREPAYMENTS THE ............................     16
       SECTION  2.10.METHOD AND PLACE OF PAYMENT; LOCKBOX AGREEMENT .......     16
       SECTION  2.11.INCREASED TAXES OR COSTS .............................     17

ARTICLE III LETTERS OF CREDIT .............................................     18
       SECTION  3.01.LETTERS OF CREDIT ....................................     18
       SECTION  3.02.LETTER OF CREDIT REQUESTS ............................     18
       SECTION  3.03.REPAYMENT OF LETTER OF CREDIT DRAWINGS ...............     18
       SECTION  3.04.RIGHTS OF BANK REGARDING LETTERS OF CREDIT ...........     18
       SECTION  3.05.INCREASED LETTER OF CREDIT COSTS .....................     19
       SECTION  3.06.LETTER OF CREDIT COLLATERAL ..........................     19

ARTICLE IV FEES, COMMITMENTS AND PARTIAL RELEASES .........................     19
       SECTION  4.01.FEES .................................................     19
       SECTION  4.02.INTENTIONALLY DELETED.20
       SECTION  4.03.MANDATORY REDUCTION OF COMMITMENT ....................     20
       SECTION  4.04.PARTIAL RELEASE OF COLLATERAL ........................     20

ARTICLE V CONDITIONS PRECEDENT ............................................     21
       SECTION  5.01.CONDITIONS PRECEDENT TO THE INITIAL
                     CREDIT EVENT .........................................     21
       SECTION  5.02.CONDITIONS PRECEDENT TO ALL CREDIT EVENTS ............     23

ARTICLE VI REPRESENTATIONS AND WARRANTIES .................................     24
       SECTION  6.01.ORGANIZATION AND QUALIFICATION .......................     24
       SECTION  6.02.AUTHORIZATION AND VALIDITY ...........................     24
       SECTION  6.03.GOVERNMENTAL CONSENTS ................................     24
       SECTION  6.04.CONFLICTING OR ADVERSE AGREEMENTS OR RESTRICTIONS ....     24
       SECTION  6.05.TITLE TO ASSETS ......................................     25
       SECTION  6.06.LITIGATION ...........................................     25
       SECTION  6.07.FINANCIAL STATEMENTS .................................     25

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
       SECTION  6.08.NO DEFAULTS OR VIOLATIONS OF LAWS ....................     25
       SECTION  6.09.INVESTMENT COMPANY ACT ...............................     26
       SECTION  6.10.PUBLIC UTILITY HOLDING COMPANY ACT ...................     26
       SECTION  6.11.ERISA ................................................     26
       SECTION  6.12.TAX RETURNS AND PAYMENTS .............................     26
       SECTION  6.13.ENVIRONMENTAL MATTERS ................................     26
       SECTION  6.14.PURPOSE OF LOANS .....................................     27
       SECTION  6.15.FRANCHISES AND OTHER OPERATING RIGHTS ................     27
       SECTION  6.16.INTELLECTUAL PROPERTY ................................     27
       SECTION  6.17.SUBSIDIARIES .........................................     28

ARTICLE VII AFFIRMATIVE COVENANTS .........................................     28
       SECTION  7.01.INFORMATION COVENANTS ................................     28
       SECTION  7.02.BOOKS, RECORDS AND INSPECTIONS .......................     30
       SECTION  7.03.INSURANCE AND MAINTENANCE OF PROPERTIES ..............     31
       SECTION  7.04.PAYMENT OF TAXES .....................................     31
       SECTION  7.05.CORPORATE EXISTENCE ..................................     31
       SECTION  7.06.COMPLIANCE WITH LAWS .................................     31
       SECTION  7.07.ERISA ................................................     31
       SECTION  7.08.ADDITIONAL  GUARANTIES ...............................     32
       SECTION  7.09.NEW EQUITY ...........................................     32
       SECTION  7.10.BANK WARRANTS ........................................     32

ARTICLE VIII NEGATIVE COVENANTS ...........................................     32
       SECTION  8.01.CHANGE IN BUSINESS ...................................     32
       SECTION  8.02.CONSOLIDATION, MERGER OR SALE OF ASSETS ..............     32
       SECTION  8.03.LIENS ................................................     33
       SECTION  8.04.INDEBTEDNESS .........................................     33
       SECTION  8.05.INVESTMENTS ..........................................     34
       SECTION  8.06.RESTRICTED PAYMENTS ..................................     34
       SECTION  8.07.CHANGE IN ACCOUNTING; FISCAL YEAR ....................     34
       SECTION  8.08.MINIMUM EBITDA .......................................     34
       SECTION  8.09.MINIMUM NET WORTH ....................................     34
       SECTION  8.10.CAPITAL EXPENDITURES .................................     35
       SECTION  8.11.TRANSACTIONS WITH AFFILIATES .........................     35
       SECTION  8.12.CHANGE OF CERTAIN INDEBTEDNESS .......................     35
       SECTION  8.13.NEGATIVE PLEDGE ......................................     35

ARTICLE IX GUARANTY .......................................................     35
       SECTION  9.01.GUARANTY .............................................     35
       SECTION  9.02.CONTINUING GUARANTY ..................................     36
       SECTION  9.03.EFFECT OF DEBTOR RELIEF LAWS .........................     37
       SECTION  9.04.WAIVER OF SUBROGATION ................................     37
       SECTION  9.05.SUBORDINATION ........................................     38
       SECTION  9.06.WAIVER ...............................................     38





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
       SECTION   9.07.FULL FORCE AND EFFECT ...............................     39

ARTICLE X EVENTS OF DEFAULT AND REMEDIES ..................................     39
       SECTION  10.01.EVENTS OF DEFAULT AND REMEDIES ......................     39
       SECTION  10.02.PRIMARY REMEDIES ....................................     41
       SECTION  10.03.OTHER REMEDIES ......................................     42

ARTICLE XI MISCELLANEOUS 42
       SECTION  11.01.AMENDMENTS ..........................................     42
       SECTION  11.02.NOTICES .............................................     42
       SECTION  11.03.NO WAIVER; REMEDIES .................................     43
       SECTION  11.04.COSTS, EXPENSES AND TAXES ...........................     43
       SECTION  11.05.INDEMNITY AND RELEASE ...............................     44
       SECTION  11.06.RIGHT OF SETOFF .....................................     45
       SECTION  11.07.GOVERNING LAW .......................................     45
       SECTION  11.08.MAXIMUM INTEREST ....................................     45
       SECTION  11.09.SURVIVAL OF REPRESENTATIONS AND WARRANTIES ..........     46
       SECTION  11.10.BINDING EFFECT ......................................     46
       SECTION  11.11.SUCCESSORS AND ASSIGNS; PARTICIPATIONS ..............     46
       SECTION  11.12.INTENTIONALLY DELETED ...............................     46
       SECTION  11.13.ACCOUNTING TERMS ....................................     46
       SECTION  11.14.INDEPENDENCE OF COVENANTS ...........................     47
       SECTION  11.15.SEPARABILITY ........................................     47
       SECTION  11.16.EXECUTION IN COUNTERPARTS ...........................     47
       SECTION  11.17.INTERPRETATION ......................................     47
       SECTION  11.18.SUBMISSION TO JURISDICTION ..........................     48
       SECTION  11.19.WAIVER OF JURY TRIAL ................................     49
       SECTION  11.20.FINAL AGREEMENT OF THE PARTIES ......................     49

EXHIBITS AND SCHEDULES:
----------------------
       EXHIBIT 2.05A    FORM OF REVOLVING CREDIT NOTE
       EXHIBIT 2.05B    FORM OF TERM NOTE
       EXHIBIT 2.08     FORM OF WARRANT AGREEMENT
       EXHIBIT 7.01(C)  FORM OF BORROWING BASE CERTIFICATE
       EXHIBIT 7.01(E)  FORM OF NO DEFAULT CERTIFICATE

       SCHEDULE 3.01    EXISTING LETTERS OF CREDIT
       SCHEDULE 6.06    PENDING LITIGATION
       SCHEDULE 6.08    DEFAULTS UNDER OTHER AGREEMENTS
       SCHEDULE 6.11    MULTIEMPLOYER PLANS
       SCHEDULE 6.13    EXCEPTIONS TO ENVIRONMENTAL MATTERS
       SCHEDULE 6.15    LICENSES, PERMITS AND FRANCHISES
       SCHEDULE 8.03    PERMITTED LIENS
       SCHEDULE 8.04    INDEBTEDNESS
       SCHEDULE 8.05    PERMITTED INVESTMENTS

                         THIRD  AMENDED  AND  RESTATED
                               CREDIT  AGREEMENT

              THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT executed on December 31, 1996, but dated effective as of October 31, 1996 (this "Agreement"), except for the provisions of Section 11.05, which are effective as of the date on which this Agreement is signed, is among AMERICAN ECOLOGY CORPORATION, a Delaware corporation (the "Company"), the subsidiaries of the Company listed on the signature pages hereof under the caption "Guarantors" (together with each other Person (as hereinafter defined) who becomes a Guarantor pursuant to Section 7.08, collectively, the "Guarantors") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business in Houston, Texas (the "Bank").

              WHEREAS, the Company and the Bank, as agent and as a Bank, entered into that certain Second Amended and Restated Credit Agreement dated effective as of June 30, 1995, (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated effective as of February 7, 1996, the "Second Restated Agreement") which Second Restated Agreement was a restatement of that certain Amended and Restated Credit Agreement dated as of December 1, 1994, (the "First Restated Agreement") which First Restated Agreement was a restatement of that certain Credit Agreement between the Company and the Bank, dated April 22, 1994 (the "Original Agreement") (the Second Restated Agreement, the First Restated Agreement and the Original Agreement hereinafter collectively referred to as, the "Prior Agreements"); and

              WHEREAS, the Company has requested the Bank to renew, extend and modify the Second Restated Agreement and make certain changes to the terms and provisions thereof; and

              WHEREAS, the Bank has agreed to do so upon certain terms and conditions; and

              WHEREAS, the parties wish to execute this document for the purpose of evidencing this agreement and these terms and conditions.

              NOW THEREFORE, in consideration of the mutual covenants herein contained, the below signed parties do hereby agree to restate and replace the Second Amendment with this Agreement as follows:

                                   ARTICLE  I
                                  DEFINITIONS

              SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

              "Additional Guaranties" has the meaning specified in Section
       7.08.

              "AERC" means American Ecology Recycle Center, Inc., a Delaware corporation and a Subsidiary of the Company.

              "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person, and any other Person in which such Person's direct or indirect equity interest is 10% or more of the total outstanding equity interests of such Person.

              "Agreement" has the meaning specified in the introduction to this Agreement.

              "ALEX" means American Liability and Excess Insurance Company, a Vermont corporation headquartered in Burlington, Vermont, and a wholly-owned subsidiary of the Company.

              "Application For Letter of Credit" has the meaning specified in
       Section 3.02.

              "Bank" has the meaning specified in the introduction to this Agreement.

              "Bankruptcy Code" has the meaning specified in Section 10.01(e).

              "Beatty Site" means that certain chemical and hazardous waste disposal site located in Beatty, Nevada, operated by US Ecology, Inc., a California corporation, and a Subsidiary of the Company.

              "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

              "Borrowing Base" means an amount equal to eighty percent (80%) of the Eligible Receivables.

              "Borrowing Base Certificate" means, as of any date, a certificate as to the Borrowing Base as of such date in the form of Exhibit 7.01(c).

              "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas) on which the Bank is open for business in Houston, Texas.

              "Capital Lease" means, as to any Person, any lease in respect of which the rental obligations of such Person constitute Capitalized Lease Obligations.

              "Capitalized Expenditures" has the meaning specified in Section 8.10.

              "Capitalized Lease Obligations" means, as to any Person, all rental obligations of such Person which, in accordance with GAAP, are or will be required to be capitalized on the books of such Person.

              "Cash Management and Lock Box Agreement" has the meaning specified in Section 2.10(a).

              "Change in Ownership or Control" means the Company shall cease to directly or indirectly own 100% of any of the direct or indirect Subsidiaries.

              "Code" means Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

              "Collateral" means all the collateral pledged to the Bank (i) pursuant to the Pledge Agreements and the Security Agreements and (ii) to secure the issuance of any Letters of Credit.

              "Company" has the meaning specified in the introduction to this Agreement.

              "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus Consolidated Interest Expense actually deducted in arriving at Consolidated Net Income, Deferred Site Maintenance Expense, depreciation, depletion, amortization and provision for taxes, without giving effect to any extraordinary gains or gains from sales of assets or write downs in the value of assets owned by any of the Loan Parties.

              "Consolidated Interest Expense" means, as to the Company and its Subsidiaries and for any period, the total consolidated gross interest expense, including all amortization of debt discount and imputed interest for such period.

              "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis.

              "Consolidated Net Worth" means the excess of assets over all liabilities of the Company and its Subsidiaries, determined on a consolidated basis.

              "Credit Event" means the making of any Loan or the issuance or the extension of any Letter of Credit.

              "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

              "Deferred Site Maintenance Expense" means the amount of money allocated on the Company's consolidated statement of income to the Deferred Site Maintenance Reserve.

              "Deferred Site Maintenance Reserve" means the amount shown on the Company's consolidated balance sheet as a reserve to be utilized in connection with preparing to close and maintaining closed disposal sites.

              "Designated Payment Date" means the last day of each month until December 31, 1998, and thereafter, it shall mean the last day of each calendar quarter commencing with the quarter ending March 31, 1999; provided, if a Designated Payment Date shall be a day which is not a Business Day, such Designated Payment Date shall be the next succeeding Business Day, and such extension of time shall be included in determining the amount to be paid on such date.

              "Effective Date" means the date on which all conditions to borrowing set forth in Section 5.01 are first met or waived in accordance with Section 11.01.

              "Eligible Receivable" means all (i) billed Receivables of the Company and (ii) all unbilled Receivables of the Company as to which the work therefor has been completed, each of which meets all of the following criteria on the date of any determination of Eligible
       Receivables:

                     (a) the Receivable arose in the ordinary course of business from the sale of goods or the providing of services by the Company;

                     (b) the Receivable is owned by the Company free and clear of any and all Liens and or rights of others, other than Permitted Liens;

                     (c) the Receivable is not more than ninety (90) days past due;

                     (d)    not more than thirty (30) days have elapsed since
              (A) the date the service was provided and (B) the date of the invoice for such goods (this provision shall not apply to any unbilled Receivables);

                     (e) the Receivable is not evidenced by a promissory note, chattel paper or other instrument;

                     (f) the account debtor has made no claim that the Receivable is subject to set-off, counterclaim, defense, allowance or adjustment and there has been no dispute, objection or complaint by the account debtor concerning its liability on the Receivable, provided that if any such claim has been made in regard to a portion of a receivable, the remainder may still be considered to be an Eligible Receivable;

                     (g) no notice of bankruptcy, insolvency or financial distress of the account debtor has been received by the Company;

                     (h) the Bank has a valid and perfected Lien in the Receivable;

                     (i) the account debtor is domiciled in the United States of America or any of its possessions and the Receivable is denominated in dollars; and

                     (j) with respect to any Receivable, the Company shall not have received notification from the Bank that, in the reasonable discretion of the Bank, such Receivable is not acceptable to the Bank.

              "Environmental Laws" means federal, state or local laws, rules, codes, regulations or ordinances, and any reported judicial or administrative interpretations thereof, including any judicial or administrative order, judgment, permit, approval, decision or determination pertaining to conservation or protection of the environment in effect at the time in question, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act as amended from time to time ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendment and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, and comparable state and local laws, and other environmental conservation and protection laws as each of the same may be amended from time to time.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

              "ERISA Affiliate" means (a) any trade or business (whether or not incorporated) which is either a member of the same "controlled group" or under "common control," within the meaning of Section 414 of the Code and the regulations thereunder, with a Loan Party and (b) any Subsidiary.

              "Events of Default" has the meaning specified in Section 10.01.

              "Execution Date" means October 31, 1996.


              "FDIC" means the Federal Deposit Insurance Corporation (or any successor).

              "Fees" means all amounts payable pursuant to Section 4.01.

              "Financial Statement Delivery Date" means the date on which the quarterly or annual financial statements of the Company are delivered pursuant to Section 7.01(a) or Section 7.01(b), as the case may be.

              "Financials" has the meaning specified in Section 6.07.

              "First Restated Agreement" has the meaning set forth in the Recitals.

              "GAAP" means generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of the Company.

              "Guaranteed Obligations" has the meaning specified in Section
       9.01.

              "Guarantors" has the meaning specified in the introduction to this Agreement.

              "Guaranty" means the guaranty of the Guarantors contained in
       Article IX and shall include any Additional Guaranty.

              "Hazardous Materials" means (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, as amended from time to time, or in any other Environmental Law, (b) hazardous substances, as defined in CERCLA or in any other Environmental Law, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, as amended from time to time, or in any other Environmental Law, or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, as amended from time to time, or in any other Environmental Law, as each such Act, statute or regulation may be amended from time to time.

              "Highest Lawful Rate" means the maximum nonusurious rate of interest that, under applicable law, may be contracted for, taken, reserved, charged or received by the Bank on the Loans or under the Loan Documents at any time or from time to time. If the maximum rate of interest which, under applicable law, the Bank is permitted to charge the Company on the Loans shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company or any other Person.

              "Indebtedness" means, when used with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (excluding, however, accounts payable and other accrued liabilities arising in the ordinary course of such Person's business that are a current liability under GAAP and payments or benefits in the nature of compensation for services of employees, officers and directors), (b) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (c) all Capitalized Lease Obligations of such Person, (d) all guaranties or other contingent obligations of any kind of such Person in respect of the Indebtedness of any other Person of the type referred to in clause
       (a), (b) or (c) above and (e) all Indebtedness of the type referred to in clause (a), (b) or (c) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise to be secured by) any Lien upon or interest in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, to the extent any of the foregoing described in clauses (a) through (e) above constitute a liability on such Person's balance sheet prepared in accordance with GAAP.

              "Indemnified Person" has the meaning specified in Section 11.05.

              "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of the assets, stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest.

              "Letter of Credit" has the meaning provided in Section 3.01.

              "Letter of Credit Collateral" means cash, securities issued by or directly and fully guaranteed by the United States, deposits in the Bank or other securities, which other securities are, in the Bank's sole discretion, satisfactory collateral.

              "Letter of Credit Commitment" means the Bank's obligation to issue Letters of Credit hereunder.

              "Letter of Credit Fee" has the meaning provided in Section
       4.01(a).

              "Letter of Credit Termination Date" means the date that is (a) one year subsequent to the Maturity Date or (b) the earlier acceleration of the Obligations pursuant hereto.

              "Lien" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any lease intended as security, any Capital Lease in the nature of the foregoing, any conditional sale agreement or other title retention agreement, in each case, for the purpose, or having the effect, of protecting a creditor against loss of securing the payment or performance of an obligation.

              "Loans" has the meaning provided in Section 2.03

              "Loan Date" means, with respect to each Loan, the Business Day upon which the proceeds of such Loan are to be made available to the Company.

              "Loan Documents" means this Agreement (including the Guaranty), the Notes, the Application for Letter of Credit, the Security Agreements, the Pledge Agreements, the Mortgage and all other security documents granting liens in the Letter of Credit Collateral and, to the extent the context requires, the Prior Agreements and related documents.

              "Loan Party" means the Company or any Guarantor and "Loan Parties" means the Company and the Guarantors.

              "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (a) a material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole or (b) an event which materially impairs the ability of the Company to make payment hereunder or under the Notes or the right of the Bank to enforce any of its remedies to collect any amounts owing under the Loan Documents.

              "Maturity Date" means the earlier of: (a) December 31, 2000, or
       (b) acceleration of the Notes pursuant to Section 2.07(d) or 10.02.

              "Maximum Guaranteed Amount" means for each Guarantor the maximum amount which any Guarantor could pay under the Guaranty without having such payment set aside as a fraudulent transfer or conveyance or similar action under the Bankruptcy Code or any applicable state law.

              "Mortgage" means any Mortgage or Deed of Trust of even date herewith, or supplement to a prior mortgage and deed of trust executed by the Company or any of its Subsidiaries and granting a lien by the Company for the benefit of the Bank on certain real property owned by the Company or any of its Subsidiaries as security for the Obligations.

              "Multiemployer Plan" means any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

              "Notes" means the Revolving Credit Note and the Term Note.

              "Notice of Default" has the meaning specified in Section 10.02.

              "Obligations" means all the obligations of the Company and the other Loan Parties now or hereafter existing under the Loan Documents or any of the Prior Agreements or any documents executed in connection therewith, whether for principal, Unpaid Drawings, interest, Fees, expenses, indemnification or otherwise.

              "Original Agreement" has the meaning set forth in the Recitals.

              "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

              "Permitted Investments" means, as to any Person,

                     (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition thereof,

                     (b) time deposits and certificates of deposit with maturities of not more than twelve months from the date of acquisition by such Person in the Bank or other commercial bank incorporated in the United States or any U.S. branch of any other commercial bank, in each case having capital, surplus and undivided profits aggregating $100,000,000 or more with a long-term unsecured debt rating of at least A- from Standard & Poor's Ratings Group or A3 from Moody's Investors Service, Inc., or bank deposits of any kind that are fully insured by the Federal Deposit Insurance Corporation,

                     (c) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and, in each case, maturing not more than 270 days after the date of issuance,

                     (d) investments in money market mutual funds having assets in excess of $2,000,000,000 substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above,

                     (e) repurchase or reverse purchase agreements respecting obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank listed in or meeting the qualifications specified in clause (b) above, and

                     (f) banker's acceptances maturing within one year from the date of origin issued by a bank or trust company organized under the laws of the United States having capital, surplus and undivided profits aggregating at least $100,000,000 and a long-term deposit rating of A- or higher by Standard & Poor's Ratings Group.

              "Permitted Liens" means, (a)        Liens for taxes or
       assessments or other governmental charges or levies, either not yet due and payable or being contested in good faith and by appropriate proceedings for which adequate reserves have been established,

                     (b) minor defects, irregularities and deficiencies in title to, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances on, real property of such Person which do not interfere with the ordinary conduct of the business of such Person and which do not materially detract from the value of the real property which they affect,

                     (c) Liens existing on the Effective Date, which are described in the Financials or listed on Schedule 8.03 and approved by the Bank, and

                     (d) any renewal, extension or replacement of any Lien referred to in the foregoing clauses; provided that no Lien arising as a result of such extension or renewal shall cover any property not theretofore subject to the Lien being extended or secure any increased Indebtedness.

              "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign or domestic state or political subdivision thereof or any agency of such state or subdivision.

              "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA), subject to Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan, with respect to which a Loan Party or an ERISA Affiliate contributes or has an obligation or liability to contribute, including any such plan that may have been terminated.

              "Pledge Agreements" mean those certain Amended and Restated Pledge Agreements of even date herewith executed by the Company, American Ecology Services Corporation and US Ecology, Inc., respectively, pledging to the Bank the stock of each of the above-referenced entities' Subsidiaries (including ALEX) as security for the Obligations.

              "Prime Rate" shall mean, as of a particular date, the prime rate most recently determined by the Bank and thereafter entered in the minutes of the Bank's Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such announcement without notice to the Company or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. Any change in the Prime Rate shall be effective on the effective date of such change.

              "Prior Agreements" has the meaning set forth in the Recitals.

              "Receivables" means (i) any account (as that term is defined in Section 9-106 of the UCC) or (ii) a general intangible (as that term is defined in Section 9-106 of the UCC) for money due or to become due arising in the ordinary course of business of the Company.

              "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (air, soil, surface water or ground water) including the abandonment or discarding of barrels, containers and other closed receptacles.

              "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

              "Requirements of Environmental Laws" means, as to any Person, the requirements of any applicable Environmental Law relating to or affecting such Person or the condition or operation of such Person's business or its properties, both real and personal.

              "Responsible Officer" means, with respect to any Loan Party, the president, chief executive officer, treasurer or chief financial officer of such Loan Party.

              "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of stock or warrants, rights or options to acquire shares of stock of the Company and (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock (including warrants, rights or options relating thereto) of the Company (other than the purchase of odd lot shares from individual shareholders of not more than 100 shares per shareholder, up to a maximum of $25,000.00 per year).

              "Revolving Credit Commitment" means the Bank's obligation to make Revolving Credit Loans hereunder.

              "Revolving Credit Loan" has the meaning specified in Section
       2.01.

              "Revolving Credit Note" has the meaning specified in Section 2.05(a).

              "Second Restated Agreement" has the meaning set forth in the Recitals.

              "Security Agreements" mean those certain supplemental Security Agreements dated as of the date hereof, executed by the Company and the Guarantors, respectively, in favor of the Bank, pledging to the Bank a security interest in all of the personal property and assets of each of the Loan Parties as described therein and all proceeds thereof as security for the Obligations.

              "Standby Letter of Credit" means a letter of credit that is issued to secure the payment or performance of an obligation and payable upon notice of a failure or default in regard thereto and that is not a Commercial Letter of Credit.

              "Subrogation Agreement" means that certain Subrogation and Contribution Agreement among the Company and the Guarantors of even date herewith.

              "Subsidiary" means and includes, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly and (b) any partnership, association, joint venture or other entity in which such Person, directly or indirectly, has greater than 50% of (i) the directors (or Persons performing similar functions) thereof or (ii) equity interest.

              "Term Loan" has the meaning specified in Section 2.03.

              "Term Note" has the meaning specified in Section 2.05(b).

              "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

              "Unfunded Current Liability" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent Plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

              "Ward Valley Project" means the leasehold interest of the Company (or one of its Subsidiaries) and the low level radioactive waste disposal operations located thereon, in certain property located in Ward Valley, California currently owed by the U.S. government, and contemplated to be transferred to the State of California subject to the leasehold interest of the Company.

              "Warrant Agreement" means the Warrant Agreement attached hereto as Exhibit 2.08(a).

              "Warrants" has the meaning specified in the Warrant Agreement.

              "Winona Site" means the deep well injection disposal site operated by American Ecology Environmental Services Corporation, a Subsidiary of the Company, located in Winona, Texas.


                                  ARTICLE  II
                       MAKING  AND  REPAYING  THE  LOANS

              SECTION 2.01. The Revolving Credit Loan. Subject to the terms and conditions herein set forth, the Bank agrees at any time and from time to time on and after the Effective Date and prior to the Maturity Date, to make and maintain a revolving credit loan or loans up to a maximum aggregate principal amount not to exceed, in any event, $5,000,000.00 (each a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Company.
So long as no Default or Event of Default exists hereunder, Revolving Credit Loans may be repaid and reborrowed in accordance with the provisions hereof and shall, in the aggregate, not exceed the lesser of (i) $5,000,000.00 or (ii) the Borrowing Base. There shall be no further advances of any Revolving Credit Loans after the Maturity Date. The original outstanding balance of the Revolving Credit Loan of $4,832,612.54 evidences amounts owed to the Bank under the Prior Agreements.

              SECTION 2.02. Advances Under the Revolving Credit Loan. (a) The Bank shall make an initial advance under the Revolving Credit Loan in an amount sufficient to repay Indebtedness outstanding under the Prior Agreements not repaid by the Term Loan as described in Section 2.03. Thereafter, the Bank shall, from time to time, make Revolving Credit Loans to the Company in the form of advances to the Company or third parties for the sole purpose of paying any drafts, checks, wire transfer requests or clearinghouse debits which name the Company as maker or drawer thereon and are presented to the Bank by the Company or such third parties. The Bank shall not make any other advances under the Revolving Credit Loans except pursuant to paragraph (b) hereof and Section 2.10(a).

              (b) The parties hereto recognize that the Company and the Bank, pursuant to Section 2.10, and the Cash Management and Lockbox Agreement, have agreed to utilize daily cash inflows to the Company to reduce the amount outstanding on the Revolving Credit Loan. In connection therewith, the Bank and the Company agree that the Bank shall, if all conditions to advance have been met and the Company is not in default hereunder, make advances each day sufficient to pay the items hereinabove described. The Bank may make such advances without notice to the Company but shall use its best efforts to give notice of all such advances to the Company promptly without the need for any request therefor by the Company. The outstanding balance of the Revolving Credit Loan as of the Execution Date is $4,832,612.54.

              SECTION 2.03. The Term Loan. Subject to the terms and conditions herein set forth, the Bank agrees to lend to the Company an advancing term loan, in a series of advances, of up to a maximum of $38,000,000.00 (the "Term Loan" and, together with the Revolving Credit Loan and any advances under a Letter of Credit described in Article III hereof, the "Loans"). The original outstanding balance of the Term Loan in the amount of $31,592,006.57 evidences amounts owed to the Bank under the Prior Agreements.

              SECTION 2.04. Advances Under the Term Loan. Subject to the terms and conditions hereof, the Bank shall (i) on the date of the initial Credit Event, make a Term Loan to the Company in the amount of $31,592,006.57, and (ii) commencing on November 30, 1996, and continuing regularly thereafter on the end of each calendar month until December 31, 1998, make additional advances under the Term Loan to the Company in the amount of the accrued and unpaid interest due and payable on the Loans, at the rate set forth herein, and in the amount of actual expenses incurred by the Bank in connection herewith, for legal and accounting fees and similar items, which advances shall be used for the purposes of paying such interest or expense. There shall be no advances under the Term Loan for any other purpose.

              SECTION 2.05. Notes. (a) The Company's obligation to pay the Revolving Credit Loans made by the Bank shall be evidenced by a single revolving promissory note in the original principal sum of

$5,000,000.00 (the "Revolving Credit Note") duly executed and delivered by the Company substantially in the form of Exhibit 2.05A hereto.

              (b) The Company's obligation to repay the Term Loan shall be evidenced by a single term promissory note in the maximum principal sum of $38,000,000.00 (the "Term Note"), duly executed and delivered by the Company substantially in the form of Exhibit 2.05B hereto.

              SECTION 2.06. Payment of Interest. (a) Subject to Section 11.08, the Company agrees that interest shall accrue in respect of the unpaid principal amount of the Revolving Credit Loan and the Term Loan (i) from the date of the making of each such Loan to the earlier of December 31, 1998 or maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be equal to the lesser of (A) the Highest Lawful Rate and (B) seven percent (7%) and (ii) from January 1, 1999 to maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be equal to the lesser of (A) the Highest Lawful Rate and (B) the greater of ten percent (10%) or the Prime Rate; provided, the Company and the Bank agree that up to and including December 31, 1998, all accrued interest may be paid by advances under the Term Loan and thereafter such interest shall be payable by the Company. Interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

              (b) On the Maturity Date, the Company shall pay the incremental interest described in Section 2.08(c).

              (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other overdue amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to the lower of: (i) Prime Rate plus 4% per annum, or (ii) Highest Lawful Rate.

              (d) Interest on each Loan shall accrue from the date of such Loan to the date of any repayment thereof and shall be payable in accordance with the above provisions (i) on each Designated Payment Date and (ii) on the date of any voluntary or mandatory prepayment and (iii) at maturity.

              SECTION 2.07. Required Payments of Principal. (a) All outstanding principal (and any accrued, unpaid interest) on the Revolving Credit Note shall be due and payable on the Maturity Date.

              (b) Outstanding principal on the Term Note shall be due and payable as follows:

                     (i) a principal payment of $5,000,000.00 shall be due and payable on December 31, 1999 and a principal payment of $250,000.00 shall be due and payable quarterly on the last day of each calendar quarter commencing March 31, 2000; provided, however, if any such payment date shall be a day which is not a Business Day, such payment date shall be the next succeeding Business Day; and

                     (ii) all remaining outstanding principal and any accrued, unpaid interest shall be due on the Maturity Date.

              (c) In addition to all other payments required by this Section 2.07, the Company shall repay the outstanding principal amount of the Revolving Credit Note on any day to the extent that the aggregate outstanding principal amount of the Revolving Credit Loans exceeds the lesser of (1) the outstanding Borrowing Base as set forth in the most recent Borrowing Base Certificate or
(2) $5,000,000.00.

              (d) In addition to the amounts required by this Section 2.07, immediately upon transfer of fee simple ownership in the Ward Valley Project to the State of California from the U.S. Department of the Interior and the leasehold interest of the Company or any of its Subsidiaries or designees becoming effective and the development thereof to a point on which operations can commence, all remaining principal and interest on the Term Note and the Revolving Credit Note shall be immediately due and payable. The Company and the Bank agree to enter into good faith negotiations regarding the exact date of such repayment immediately following the transfer of legal title of the Ward Valley, California site as hereinabove referenced.

              (e) Each repayment pursuant to this Section which is not specifically characterized as a repayment of principal shall be applied first to the payment of accrued and unpaid interest, and then to the outstanding principal of the Loans.

              SECTION 2.08. Warrants. (a) If the Loans and other Obligations (including, without limitation, the additional interest referred to in paragraph (c) below) have not been paid in accordance with the terms hereof , then, at any time thereafter, but no later than October 31, 2003, the Bank shall be entitled to exercise all rights granted it in the Warrant Agreement attached as Exhibit 2.08 (a). The Warrants shall be issued pursuant to, and shall be governed by and subject to the terms of, the Warrant Agreement.

              (b) Concurrently with delivery of the Warrants to the Bank, the Company shall cause to be delivered to the Bank an opinion of counsel, in form and substance satisfactory to the Bank, covering such matters as the Banks may request, including that (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware,
(ii) the execution,
delivery and performance of the Warrant Agreement, and the issuance of the Warrants, have been duly authorized by all necessary corporate action, (iii) the Warrants and the Warrant Agreement have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, and
(iv) the execution, delivery and performance by the Company of the Warrants and the Warrant Agreement will not violate any applicable law or breach any provision contained in the articles or certificate of incorporation or bylaws of the Company or any material agreement, instrument or document to which it is now a party or by which it or its properties is bound.

              (c) If, on or prior to the Maturity Date, the Company has timely paid all scheduled principal and interest payments on the Loans and the Bank receives additional incremental interest per annum on the Loans in the amount of the difference between (y) the greater of : (i) 10% or (ii) the Prime Rate and (z) seven percent (7%), for the period from the Execution Date to December 31, 1998, the Bank agrees to release all rights to any of the Company's capital stock granted to it hereunder, including, but not limited to, all rights to Warrants pursuant to the Warrant Agreement.

              SECTION 2.09. Voluntary Prepayments. The Company shall have the right to voluntarily prepay the Loans in whole or in part from time to time without notice or penalty.

              SECTION  2.10.   Method and Place of Payment; Lockbox Agreement.
(a) All payments shall be made to the Bank at its office in Houston, Texas. In addition, all of the Company's and the Subsidiaries' accounts receivable will be deposited by the Company's and its Subsidiaries' third party account debtors into the Company's lockbox maintained at the Bank, pursuant to that certain Cash Management and Lock Box Agreement between the Bank and the Company dated December 22, 1992 (the "Cash Management and Lockbox Agreement"), account number 00100354902. The Bank shall have the right, but not the obligation, and the Company hereby grants the Bank the right, to deduct and set-off any amounts due and owing to the Bank under this Agreement from the collections made pursuant to the above-referenced Cash Management and Lock Box Agreement. All available funds in account number 00100354902 will be swept daily by the Bank and applied, first, against any accrued interest which is due and payable on the Loans, second, to reduce the amount outstanding under the Revolving Credit Loan and third, against the outstanding principal balance of the Term Loan that is then due and payable. Any sums over and above such amounts shall be deposited into the primary account of the Company. If at any time any payments are owing by the Company to the Bank and funds in the above referenced account are insufficient to satisfy the same, the Company shall make such payment to the Bank immediately upon demand therefor by the Bank. Any chargebacks or other debits subsequently affecting said funds or account shall adjust the subsequent balance of the account, or if same is insufficient, will allow the Bank to make an advance, at its sole option, to allow payment of such items.

              (b) The Company irrevocably authorizes the Bank to make, and irrevocably appoints the Bank as its attorney-in-fact (which power shall be coupled with an interest), to make transfers of funds to and from the Cash Management and Lock Box Account, any other (except special trust, pension and tax accounts) account of the Company, or any of them, necessary to accomplish the purposes of the Loan Documents.

              SECTION 2.11. Increased Taxes or Costs. (a) If the Bank shall have determined in good faith that any law, rule, regulation or guideline regarding required reserves or reserve percentages, capital adequacy, or any change therein, or any change in the interpretation or administration thereof or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the capital of the Bank as a consequence of its obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance by an amount deemed to be material, then, from time to time, the Company shall pay to the Bank such additional amount or amounts as will reasonably compensate the Bank for such reduction.

              (b) The Bank will notify the Company of any event which will entitle it to compensation pursuant to this Section promptly, provided, the Company shall not be obligated hereunder for any such amounts in respect of changes occurring more than ninety (90) days prior to the date of such notice. A certificate of the Bank setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate the Bank as specified in paragraph
(a) above, as the case may be, and (ii) the calculation of such amount or amounts, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay to the Bank the amount shown as due on any such certificate as will reasonably compensate the Bank for such matters within thirty (30) days after its receipt of the same.

              (c) Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital, provided, the Bank shall be entitled to collect such costs or expenses only in regard to change in circumstances occurring after the Effective Date.

                                  ARTICLE III
                               LETTERS OF CREDIT

              SECTION 3.01. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Bank agrees that it will, at any time and from time to time on or after the Effective Date and prior to the Maturity Date, following its receipt of a letter of credit request, and satisfaction of the conditions described in Section 3.02 below, issue for the account of the Company and in support of the obligations of the Company, one or more irrevocable standby, but not commercial, letters of credit (all such letters of credit together with any existing letters of credit previously issued by the Bank, collectively, the "Letters of Credit"), in an amount requested by the Company equal to or less than the amount of the Letter of Credit Collateral specifically pledged to the Bank in connection therewith.
All Letters of Credit shall be Standby Letters of Credit and have a maturity date not later than the Letter of Credit Termination Date. All Letters of Credit outstanding under either of the Prior Agreements, which are described on
Schedule 3.01, shall be considered Letters of Credit hereunder.

              (b) The Bank shall not issue, renew, extend or permit the renewal or extension of any Letter of Credit if (i) any of the conditions precedent to such issuance or renewal set forth in Section 5.02 are not satisfied, (ii) the expiry date is a date that is later than the later of one
(1) year after the date of issuance or renewal, as the case may be or the Letter of Credit Termination Date and (iii) Letter of Credit Collateral for such Letter of Credit is not received by and pledged to the Bank in a manner satisfactory to the Bank in its sole discretion.

              SECTION  3.02.   Letter of Credit Requests.   Whenever the
Company desires that a Letter of Credit be issued for its account or that the existing expiry date of a Letter of Credit shall be renewed or extended, it shall give the Bank at least two (2) Business Days' prior written request therefor. Each such request shall be in the form of an Application for Letter of Credit on the Bank's standard form therefor, completed to the satisfaction of the Bank, shall be accompanied by the Letter of Credit Collateral, pledged to the Bank in a manner satisfactory to the Bank in its sole discretion (except in the case of renewals in which such Collateral is already pledged), and such other certificates, documents and other papers and information as the Bank may reasonably request. Each Letter of Credit shall be in such form as may be reasonably approved from time to time by the Bank and the Company.

              SECTION 3.03. Repayment of Letter of Credit Drawings. The Company hereby agrees that, for any payment made by the Bank under any Letter of Credit issued by it on the date of such payment the Bank may setoff all or part of the Letter of Credit Collateral or the proceeds thereof, securing such Letter of Credit, or, if the Company so requests and the Bank agrees, in its sole and absolute discretion, make a Revolving Credit Loan under the Revolving Credit Note to effect such repayment to reimburse itself for such payment. The Bank's right to such setoff under this Section 3.03 (including, in each case, interest owing thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Bank, including any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing.

              SECTION 3.04. Rights of Bank Regarding Letters of Credit. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Bank's willful misconduct. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE BANK, ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ATTORNEYS AND AGENTS SHALL BE INDEMNIFIED AND HELD HARMLESS FROM ANY ACTION TAKEN OR OMITTED BY SUCH PERSON UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT OR ANY RELATED DRAFT OR DOCUMENT ARISING OUT OF OR RESULTING FROM SUCH PERSON'S SOLE OR CONTRIBUTORY NEGLIGENCE. The Company agrees that any action taken or omitted by the Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Bank) and, to the extent not inconsistent therewith, the UCC, shall not result in any liability of the Bank to the Company or any other Loan Party.

              SECTION 3.05. Increased Letter of Credit Costs. Notwithstanding any other provision herein, but subject to Section 11.08, if the Bank shall determine in good faith that any change in any law, rule, regulation or guideline (whether or not having the force of law) either (i) shall impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by the Bank or (ii) shall impose on the Bank any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Bank of issuing, maintaining or participating in any Letter of Credit, or reduce the amount received or receivable by the Bank hereunder with respect to Letters of Credit, by an amount deemed to be material, then, from time to time, the Company shall pay to the Bank such additional amount or amounts as will reasonably compensate such Bank for such increased cost, provided, the Bank shall notify the Company of such change promptly and the Company shall not be obligated hereunder for any such amounts in respect of changes occurring more than ninety (90) days prior to the date of any such notice.

              SECTION 3.06. Letter of Credit Collateral. Notwithstanding the terms of Section 3.01 but subject to Sections 3.03 and 4.04(a), any Letter of Credit Collateral pledged by the Company which is not used to repay the Bank for any draws under any Letter of Credit shall secure and, in the event of an Event of Default, be applied as provided in Section 2.10.


                                   ARTICLE IV
                     FEES, COMMITMENTS AND PARTIAL RELEASES

              SECTION 4.01. Fees. (a) Upon the date of issuance of any Letter of Credit and on each annual anniversary thereof, the Company agrees to pay the Bank a fee in respect of each Letter of Credit issued for the account of the Company (the "Letter of Credit Fee"), for the period from the date of issuance of such Letter of Credit to the expiry date of such Letter of Credit, computed at the rate of one-half of one percent (0.5%) per annum of the face amount of any Letter of Credit secured by Letter of Credit Collateral. The Letter of Credit Fees (i) will be in lieu of all commissions and fees for the Letters of Credit other than customary administrative, issuance, amendment, payment and negotiation charges, (ii) shall be paid in immediately available funds, (iii) shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and (iv) shall be deemed earned when paid and are non-refundable.

              (b) In no event shall the Fees payable under this Section (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes and the other Loan Documents exceed the Highest Lawful Rate.

              SECTION  4.02.   Intentionally Deleted.

              SECTION 4.03. Mandatory Reduction of Commitment. Unless sooner terminated pursuant to Article X hereof, the Revolving Credit Commitment and the Letter of Credit Commitment shall terminate on the Maturity Date.

              SECTION 4.04. Partial Release of Collateral. Notwithstanding the terms of any of the Security Documents, the Bank hereby agrees with the Company, in regard to the following specific items of collateral that, prior to the occurrence and continuance of a Default hereunder:

              (a) If any of the Letter of Credit Collateral currently serving as security for Letter of Credit No. I-433707030 is no longer needed due to the termination or cancellation of such Letter of Credit, such additional collateral shall continue to serve as security for the Obligations, provided, upon request therefor and the Company's written representation to the Bank that such collateral is being used to pay, in whole or in part, past due fees owing to the State of Nevada in respect of the licensing and operation of its facility in Beatty, Nevada, the Bank agrees to release any of such funds that are being used to pay the State of Nevada such fees. All remaining funds shall continue to serve as collateral for the Loans.

              (b) The Bank agrees that it will release the following collateral to the Company to be used as general working capital:

                     (i) any cash proceeds from the sale or other disposition or realization upon any of the assets of ALEX,

                     (ii) any income tax refunds from the Internal Revenue Service,

                     (iii) any proceeds of insurance received by the Company or any of its Subsidiaries because of the business interruption suffered by the facility in Oakridge, Tennessee, operated by AERC, and

                     (iv) fire insurance proceeds from the damage at AERC, which proceeds are held by the Bank pursuant to that one certain Agreement Regarding Escrow Account dated October 30, 1996, provided, such funds are used in a manner consistent with and contemplated by said agreement.

              (c) In addition, the Bank agrees that upon the sale of any of the Perma Fix stock currently held as collateral for the Obligations, the Bank will pay down the Term Loan and readvance to the Company under the Term Loan, an amount up to the maximum of one-third ( ) of the total value of said stock, at the time of such sale. If less than one-third ( ) of the stock is sold, the Bank will pay down and readvance an amount equal to the amount of stock sold; if more than one-third ( ) is of such stock sold, the Bank will pay down and readvance up to one-third ( ) of the total value. Further, upon receipt of the additional $2,000,000.00 of equity referred in Section 7.09, the Bank will release to the Company for use as general working capital, all proceeds from the sale of any further Perma Fix stock at the time of such sale.


                                   ARTICLE V
                              CONDITIONS PRECEDENT

              SECTION 5.01. Conditions Precedent to the Initial Credit Event. The obligation of the Bank to make its initial Loan or issue a Letter of Credit to the Company is subject to receipt by the Bank of the following, each in form satisfactory to the Bank, executed by the appropriate party:

              (a)    this Agreement;

              (b)    the Revolving Credit Note;

              (c)    the Term Note;

              (d)    the Warrant Agreement;

              (e) the most recent management letter delivered to the Company by the Company's independent certified public accountants dealing with management or operational issues of the Company or its Subsidiaries;

              (f)    the Security Agreements;

              (g) the Pledge Agreements, together with all of the pledged securities referred to therein as required to be delivered to effectuate and perfect such stock pledge, accompanied by an executed and undated stock power in blank, or such other instrument, as may be required under applicable law to perfect the pledge;

              (h) duly executed UCC-1 Financing Statements and all other requisite filing documents necessary to perfect the Liens granted pursuant to the Security Agreements, Pledge Agreements and the Mortgage;

              (i)    the Mortgages;

              (j)    the Guaranties;

              (k)    the Subrogation Agreement;

              (l) independent auditor's report and opinion on the Company's financials in form and substance satisfactory to the Bank;

              (m) if the Credit Event is the issuance of a Letter of Credit, the Bank shall have received the Letter of Credit Collateral pledged to it in a manner satisfactory to the Bank in its sole discretion;

              (n) a certificate of an officer and of the secretary or an assistant secretary of each Loan Party certifying, inter alia, (A) true and correct copies of the articles or certificate of incorporation, as amended and in effect, of such Person and, the bylaws, as amended and in effect, of each Loan Party, as well as resolutions adopted by the Board of Directors of such Person (1) authorizing the execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which it is or will be a party and, in the case of the Company, the Loans to be made hereunder, (2) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the initial Borrowing Date and (3) authorizing officers of such Person to execute and deliver the Loan Documents to which it is or will be a party and any related documents, and (B) the incumbency and specimen signatures of the officers of such Person executing any documents on its behalf;

              (o) favorable, signed opinions dated the Effective Date and addressed to the Bank from Jenner & Block, counsel to the Loan Parties, in form and substance satisfactory to the Bank and its counsel;

              (p) evidence satisfactory to the Bank of the receipt by the Company of an equity infusion of not less than $3,000,000.00;

              (q) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation, as applicable, of each Loan Party in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualifications and where the failure to so qualify would have a Material Adverse Effect;

              (r) a certificate from the Company's insurance broker describing in detail all insurance by the Company and its Subsidiaries on its property and its business as of the Effective Date in form and amounts satisfactory to the Bank and naming the Bank as a loss payee of all hazard insurance and an additional insured of liability insurance maintained by the Company and its Subsidiaries;

              (s) a certificate of an officer of the Company listing all jurisdictions in which the Company owns and/or maintains Collateral, including, without limitation, all licenses and permits; and

              (t) an Agreement Regarding Escrow Account executed by the Company, accompanied by evidence satisfactory to the Bank that the Company has delivered into an escrow account maintained by the Bank all insurance proceeds received in connection with damage to AERC, all pursuant to said Agreement.

              SECTION 5.02. Conditions Precedent to All Credit Events. The obligation of the Bank to make any Loan or to issue or extend any Letter of Credit is subject to the further conditions precedent that on the date of such Credit Event:

              (a) The conditions precedent set forth in Section 5.01 shall have theretofore been satisfied or waived.

              (b) The representations and warranties set forth in Article VI shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Loan or Letter of Credit, as the case may be (unless such representation and warranty expressly relates to an earlier date or are no longer true and correct solely as a result of transactions permitted by the Loan Documents), and the Company shall be deemed to have certified to the Bank that such representations and warranties are true and correct in all material respects by submitting a Notice of Loan Request or a letter of credit request, as the case may be.

              (c) The Company shall have appropriately requested the Loan or issuance of Letters of Credit.

              (d) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event.

              (e) No Material Adverse Effect shall have occurred since the delivery of the Financials.

              (f) If the Credit Event is the issuance of a Letter of Credit, the Bank shall have received the Letter of Credit Collateral pledged to it in a manner satisfactory to the Bank in its sole discretion.

              (g) The Cash Management and Lockbox Agreement shall continue to be in full force and effect and the Company shall be in compliance with the terms thereof.
              (h) The Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.

                                  ARTICLE  VI
                         REPRESENTATIONS AND WARRANTIES

              In order to induce the Bank to enter into this Agreement and to make the Loans provided for herein and issue Letters of Credit, each Loan Party makes to the extent applicable and relevant, the following representations and warranties to the Bank.

              SECTION  6.01.   Organization and Qualification.  Each Loan Party
(a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization,
(b) has the corporate or partnership power and authority to own its property and to carry on its business as now conducted and as proposed to be conducted and (c) is duly qualified as a foreign corporation or foreign partnership to do business and is in good standing in every jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

              SECTION 6.02. Authorization and Validity. Each Loan Party has the corporate power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents, and all such action has been duly authorized by all necessary proceedings on its part. This Agreement has been duly and validly executed and delivered by each Loan Party and constitutes a valid and legally binding agreement of such Loan Party enforceable in accordance with its terms, and the Notes and the other Loan Documents to which such Loan Party is a party, when duly executed and delivered by such Loan Party, will constitute valid and legally binding obligations of such Loan Party enforceable in accordance with the respective terms thereof and of this Agreement, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity.

              SECTION 6.03. Governmental Consents. No authorization, consent, approval, license or exemption of or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid execution, delivery or performance by any Loan Party of any Loan Document.

              SECTION 6.04. Conflicting or Adverse Agreements or Restrictions. No Loan Party is a party to any contract or agreement or subject to any restriction which would reasonably be expected to have a Material

Adverse Effect. Neither the execution nor delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof require any consent or approval of its stockholders (other than such as have been obtained and remain in full force and effect) or will be contrary to the provisions of, or constitute a default under or a breach of (a) the charter or bylaws of such Loan Party or (b) any applicable law (including Regulation U) or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (c) any material agreement, contract or other document or instrument to which such Loan Party is a party or by which it is bound or to which it is subject.

              SECTION 6.05. Title to Assets. Each Loan Party has good and indefeasible title to all of its assets and properties, subject to no Liens, except those permitted hereunder; provided, the property located in Butte, Nebraska, commonly known as the Butte facility, is subject to an equitable interest in favor of the Central Interstate Low Level Radioactive Waste Compact Commission requiring conveyance of said property to said commission or its designee upon issuance by the State of Nebraska of a license to US Ecology, Inc. to operate said facility as a low level radioactive waste disposal site. All of such assets and properties have been and are being maintained by the appropriate Person in good working condition in accordance with industry standards.

              SECTION 6.06. Litigation. Except as disclosed on Schedule 6.06, no actions, suits or proceedings, including arbitral proceedings, against or affecting any Loan Party are pending or, to the knowledge of any Loan Party, threatened before any court or governmental agency or department which involve a risk of having a Material Adverse Effect.

              SECTION 6.07. Financial Statements. The Company has furnished to the Bank its audited consolidated balance sheet, income statement and statement of cash flow for itself and its consolidated Subsidiaries as of December 31, 1995 (the "Financials") and unaudited statements as of September 30, 1996. The Financials have been prepared in conformity with GAAP consistently applied (except as otherwise disclosed in such financial statements) throughout the periods involved and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of December 31, 1995 and the results of their operations for the period then ended. There are no material liabilities, direct or indirect, fixed or contingent, of the Loan Parties as of the date of such Financials that are not reflected therein or in the notes thereto. As of the Effective Date, no Material Adverse Effect has occurred in the consolidated financial condition of the Company and its consolidated Subsidiaries since the date of said Financials.

              SECTION 6.08. No Defaults or Violations of Laws. Except as disclosed on Schedule 6.08, (i) upon the execution hereof, no Loan Party is in default under the provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto, or in default in any respect under any order, writ, injunction or decree of any court, or in default or violation in any respect under or in violation of any order, injunction or decree of any governmental instrumentality, which defaults or violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(ii) no Loan Party is a party to any material agreement evidencing any Indebtedness of such Person with an outstanding principal amount in excess of $250,000.00 on the date of the execution of this Agreement; and (iii) no Loan Party is in violation of any applicable requirement of Law except for such violations that will not have a Material Adverse Effect on such Person.

              SECTION 6.09. Investment Company Act. No Loan Party is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

              SECTION 6.10. Public Utility Holding Company Act. No Loan Party is a non-exempt "holding company," or subject to regulation as such, or, to the knowledge of any Loan Party's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              SECTION 6.11. ERISA. (a) Except as disclosed on Schedule 6.11, (i) each Plan and, to the knowledge of each Loan Party, each Multiemployer Plan is in all material respects in compliance with the applicable provisions of ERISA, the Code and all other applicable federal or state law and no event or condition is occurring concerning which a Loan Party would be under an obligation to furnish a report in accordance with Section 7.07; (ii) no accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, exists or is expected to be incurred with respect to any Plan(s); (iii) no liability to the PBGC (other than required premium payments) has been or is expected by the Loan Parties to be incurred with respect to any Plan(s) by the Loan Parties or any ERISA Affiliate which would reasonably be expected to have a Material Adverse Effect; and (iv) neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plans which would reasonably be expected to have a Material Adverse Effect.

              (b) No Plan provides (or has a commitment to provide) health benefits with respect to any current or former employees or independent contractors (or beneficiary thereof) or a Loan Party or any ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by Part 6 of Subtitle B of Title I of ERISA).

              SECTION 6.12. Tax Returns and Payments. Each Loan Party has filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which, are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for such taxes as are being contested in good faith and by appropriate proceedings.

              SECTION 6.13. Environmental Matters. Each Loan Party and each of its Subsidiaries (a) possesses all environmental, transportation, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under Environmental Laws for such Loan Party or such Subsidiary to conduct its operations as now being conducted (other than those with respect to which the failure to possess or maintain would not, individually or in the aggregate for all Loan Parties and such Subsidiaries, have a Material Adverse Effect) and (b) each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by such Loan Party or such Subsidiary, and each Loan Party and each of its Subsidiaries is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for all Loan Parties and such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.13, no Loan Party nor any of its Subsidiaries has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws (which violation or non-compliance has not been cured, and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries pending or, to the knowledge of such Loan Party, threatened, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by such Loan Party or such Subsidiary or other assets of such Loan Party or such Subsidiary, other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that, individually or in the aggregate for all Loan Parties and such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.13, there are no material obligations, undertakings or liabilities arising out of or relating to Environmental Laws to which any Loan Party or any of its Subsidiaries has agreed, assumed or retained, or by which any Loan Party or any of its Subsidiaries is adversely affected, by contract or otherwise, which would have a Material Adverse Effect. Except as disclosed on

Schedule 6.13, no Loan Party or any of its Subsidiaries has received a written notice, citation, summons or order or claim to the effect that such Person is or may be liable to any other Person as the result of a Release or threatened Release of a Hazardous Material, which liability would have a Material Adverse Effect.

              SECTION 6.14. Purpose of Loans. None of the proceeds of the Loans will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock, or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of Regulation U. Neither any Loan Party nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation U, Regulation X, or any other regulation of the Board or to violate the Securities Exchange Act of 1934, as amended.

              SECTION 6.15. Franchises and Other Operating Rights. Except as shown on Schedule 6.15, each Loan Party and each of its Subsidiaries have all franchises, permits, licenses and other authority as are necessary or appropriate to enable them to carry on their respective businesses as now being conducted.

              SECTION 6.16. Intellectual Property. Each of the Loan Parties own or hold valid licenses to use all the patents, trademarks, service marks, and trade names, free of any burdensome restrictions, that are necessary to the operation of the business of the Loan Parties as presently conducted (other than those with respect to which the failure to possess or maintain would not, individually or in the aggregate for the Loan Parties and their Subsidiaries, have a Material Adverse Effect.

              SECTION 6.17. Subsidiaries. The Subsidiaries executing this Agreement are all the Subsidiaries owned by the Company as of the Effective Date.


                                  ARTICLE  VII
                             AFFIRMATIVE COVENANTS

              Each Loan Party covenants and agrees for itself, that on and after the date hereof and for so long as this Agreement is in effect and until all Loans have been paid in full and each Letter of Credit shall have terminated:

              SECTION 7.01. Information Covenants. The Company will furnish or cause to be furnished to the Bank:

              (a)    (i) As soon as available, and in any event within fifteen
(15) Business Days following the end of each month and forty-five (45) Business Days after the close of each of the quarterly accounting periods in each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as of the end of such monthly or quarterly period, as applicable, and the related consolidated and consolidating statements of income, retained earnings and cash flows for such period, setting forth, in each case, comparative consolidated figures for the related periods in the prior fiscal year, and with the quarterly reports all proposed budgets for the next succeeding quarter or year, all of which shall be certified by the chief financial officer or chief executive officer of the Company as fairly presenting in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the end of such period and the results of their operation for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments and the inclusion of abbreviated footnotes. Bank agrees not to disclose any such monthly statements until disclosure of such information to the public by the Company, except as may be required by applicable law or regulatory action.

                     (ii) As soon as available, and in any event within forty-five (45) days following the close of each of the first three quarterly accounting periods in each fiscal year of the Company (or such additional period as the Securities and Exchange Commission may extend to the Company), all Form 10-Q filings and any other reports filed with the Securities and Exchange Commission (provided, if the Securities and Exchange Commission extends the 45-day filing deadline, the Company shall furnish or cause to be furnished to the Bank, within forty-five
       (45) days following the close of each of the first three quarterly accounting periods in each fiscal year of the Company, drafts of the Form 10-Q filings and drafts of any other reports to be filed with the Securities and Exchange Commission), all of which shall be certified by the chief financial officer or chief executive officer of the Company as fairly presenting in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the end of such period and the results of their operation for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments and the inclusion of abbreviated footnotes.

              (b) As soon as available, and in any event within ninety (90) days (or such additional period as the Securities and Exchange Commission may extend to the Company), after the close of each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, setting forth, in each case, comparative figures for the preceding fiscal year and certified by Balukoff, Lindstrom & Co., P.A., Boise, Idaho or other independent certified public accountants of recognized standing reasonably acceptable to the Bank, whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Bank along with the Annual Report on Form 10-K of the Company for such year filed with the Securities and Exchange Commission (provided, if the Securities and Exchange Commission extends the 90-day filing deadline, the Company shall furnish or cause to be furnished to the Bank, within ninety (90) days following the close of each fiscal year of the Company, drafts of the Form 10-Q filings and drafts of any other reports to be filed with the Securities and Exchange Commission).

              (c) Simultaneously with the delivery of the financial statements described in paragraph (a) above and in any event within fifteen
(15) days after the end of each month, (i) a Borrowing Base Certificate substantially in the form of Exhibit 7.01(c) and (ii) a summary report of all Receivables and payables of the Company and its Subsidiaries, in form and substance satisfactory to the Bank.

              (d) Immediately after any Responsible Officer of any Loan Party obtains knowledge thereof, notice of

                     (i) any material violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws,

                     (ii) any material Release or threatened material Release of Hazardous Materials affecting any property owned, leased or operated by such Loan Party or any of its Subsidiaries,

                     (iii) any event or condition which constitutes a Default or an Event of Default,

                     (iv) any condition or event which, in the opinion of management of the Company, would be expected to have a Material Adverse Effect,

                     (v) any Person having given any written notice to any Loan Party or taken any other action with respect to a claimed material default or event under any material instrument or material agreement,

                     (vi) the institution of any litigation, arbitration or other proceeding which might reasonably be expected either to have a Material Adverse Effect or result in a final, non-appealable judgment or award in excess of (A) $1,000,000.00 with respect to any single cause of action, (B) $5,000,000.00 with respect to all causes of action in the aggregate or

       (C) $100,000.00 if such litigation is attempting to collect an account receivable owing to the Plaintiff by the Company or a Subsidiary, or

                     (vii) any condition or event which, in the opinion of management of the Company, could be expected to jeopardize the existence or good standing of any license or permit held by the Company.

              A notice of such event or condition will be delivered to the Bank specifying the nature and period of existence thereof and specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition and, in the case of an Event of Default or Default, what action has been taken, is being taken or is proposed to be taken with respect thereto.

              (e) At the time of the delivery of the financial statements provided for in paragraphs (a) and (b), a certificate of the chief financial officer, treasurer or the controller of the Company, substantially in the form of Exhibit 7.01(e) hereto, to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action that is being taken or that is proposed to be taken with respect thereto, which certificate shall set forth among other matters, the calculations required to establish whether the Company was in compliance with the provisions of Section 8.08 through Section 8.12 as at the end of such fiscal period or year, as the case may be.

              (f) Upon request by the Bank, but not more often than semi-annually, such environmental reports, studies and audits (all of which shall be reasonable in scope) of any Loan Party's procedures and policies, assets and operations in respect of Environmental Laws as the Bank may request.

              (g) Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC, and copies of all financial statements, proxy statements, notices and reports as the Company shall send to its public shareholders.

              (h) From time to time and with reasonable promptness, such other information or documents as the Bank may reasonably request.

              SECTION 7.02. Books, Records and Inspections. The Company will maintain, and will permit, or cause to be permitted, any Person designated by the Bank in writing upon one (1) Business Day's notice and without materially disrupting the operations of any Loan Party to visit and inspect any of the Collateral, facilities, operations, books, records, accounts and properties of such Loan Party, to examine the corporate books and financial records of such Loan Party and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with the officers, employees and agents of such Loan Parties and with their independent public accountants, all at such reasonable times and as often as the Bank may reasonably request.

              SECTION 7.03. Insurance and Maintenance of Properties. (a) Each Loan Party will keep adequately insured by financially sound and reputable insurers all of its property of a character, and in amounts and against such risks, usually insured by similar Persons engaged in the same or similar businesses, including insurance against fire, casualty and any other hazards normally insured against and shall name the Bank as an additional loss payee in respect thereof. Each Loan Party will at all times maintain insurance against its liability for injury to Persons or property, which insurance shall be by financially sound and reputable insurers (which shall, for purposes of this agreement, include ALEX) and in such amounts and form as are customary for corporations of established reputation engaged in the same or similar businesses and owning and operating similar properties and shall name the Bank as an additional insured in respect thereof.

              (b) Each Loan Party will cause all of its material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of such Person may be reasonably necessary so that the business carried on in connection therewith may be properly conducted at all times.

              SECTION 7.04. Payment of Taxes. Each Loan Party will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, except for such amounts that are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves in accordance with GAAP have been provided.

              SECTION 7.05. Corporate Existence. Each Loan Party will do all things necessary to preserve and keep in full force and effect the corporate or partnership existence of such Person, and the rights and franchises of such Loan Party.

              SECTION 7.06. Compliance with Laws. Each Loan Party will comply with all material applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, including ERISA and Environmental Laws.

              SECTION 7.07. ERISA. As soon as possible and, in any event, within ten (10) days after any Responsible Officer of any Loan Party knows or has reason to know any of the following items are true, such Loan Party will deliver or cause to be delivered to the Bank a certificate of the chief financial officer of the Company setting forth details as to such occurrence and such action, if any, which the Loan Party or its ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Loan Party or ERISA Affiliate with respect thereto: that a Reportable Event has occurred or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard; that a Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that any required contribution to a Plan or Multiemployer Plan has not been or may not be timely made; that proceedings may be or have been instituted under Section 4069(a) of ERISA to impose liability on a Loan Party or an ERISA Affiliate or under Section 4042 of ERISA to terminate a Plan or appoint a trustee to administer a Plan; that a Loan Party or any ERISA Affiliate has incurred or may incur any liability (including any contingent or secondary liability) on account of the termination of or withdrawal from a Plan or a Multiemployer Plan; and that a Loan Party or an ERISA Affiliate may be required to provide security to a Plan under Section 401(a)(29) of the Code; or any other condition(s) exist(s) or may occur with respect to one or more Plans and/or Multiemployer Plans.

              SECTION 7.08. Additional Guaranties. Whenever the Company acquires any new Subsidiary, the Company shall, within ten (10) Business Days, cause such Subsidiary to deliver to the Bank (A) a guaranty agreement in form and substance reasonably satisfactory to the Bank (an "Additional Guaranty") and (B) a certificate of an officer and of the secretary or an assistant secretary of such Subsidiary certifying a true and correct copy of the resolutions adopted by the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Additional Guaranty.

              SECTION 7.09. New Equity. The Company will use its best efforts to raise an additional Two Million Dollars ($2,000,000.00) of new equity on or before June 30, 1997.

              SECTION 7.10. Bank Warrants. The shares of common stock to be issued upon exercise of the Warrants will be validly authorized and, when the Warrants are exercised, such shares will be validly issued, fully paid and nonassessable.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

              Each Loan Party covenants and agrees for itself, that on and after the date hereof and for so long as this Agreement is in effect and until all of the Loans and each Letter of Credit shall have terminated, and the Obligations are paid in full:

              SECTION 8.01. Change in Business. No Loan Party will engage in any business not of the same general type as that conducted by it on the date of this Agreement.

              SECTION 8.02. Consolidation, Merger or Sale of Assets. No Loan Party will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, unless a Loan Party is the surviving entity, or sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any part of its property or assets, except for

               (a) sales of inventory or surplus or obsolete assets in the ordinary course of business;

              (b) in any 12-month period the Company may sell, lease, transfer or otherwise dispose of assets in an amount not to exceed, together with all other dispositions by the Loan Parties during such period, $400,000.00 (such amount determined by reference to net book value);

              (c) the winding up or liquidation of or contraction of operations at the Winona Site; and

              (d) the sale, lease, transfer or disposition of all or substantially all of the assets of ALEX; provided that all proceeds received from such disposition are paid to the Company in the form of a dividend.

              SECTION 8.03. Liens. No Loan Party, except ALEX, will create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets of any kind whether now owned or hereafter acquired, except for Permitted Liens.

              SECTION 8.04. Indebtedness. No Loan Party , except ALEX, will create, incur, assume or permit to exist any Indebtedness other than Indebtedness created hereby, including renewals and extensions thereof (in the same amounts or less), except:

              (a) Indebtedness existing on the Effective Date and described in the Financials or, if not so shown, listed on Schedule 8.04;

              (b) accounts payable incurred in the ordinary course of business;

              (c) Indebtedness arising as a result of the endorsement in the ordinary course of business of negotiable instruments in the ordinary course of collection;

              (d) unsecured Indebtedness of the Loan Parties not to exceed that currently existing as of the Execution Date, plus $250,000.00 in the aggregate;

              (e) liabilities for taxes, assessments, governmental charges or liens not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;

              (f) Industrial Revenue Bonds, Industrial Development Bonds or similar instruments used to finance improvements at sites operated by the Company or its Subsidiaries and agreed to, prior to their issuance, by the Bank;

              (g) other purchase money Indebtedness or assets acquired by the Company but only if such Indebtedness does not exceed $250,000.00 in the aggregate at any one time outstanding; and

              (h) renewals and extensions (in the same or lesser principal amount on similar terms and conditions) of any Indebtedness listed in the foregoing clauses.

              SECTION 8.05. Investments. No Loan Party , except ALEX, will, directly or indirectly, make or own any Investment in any Person, except:

              (a) Permitted Investments owned on the date hereof as set forth on Schedule 8.05; and

              (b) Endorsements of negotiable instruments for collection in the ordinary course of business.

              SECTION 8.06. Restricted Payments. The Company will not make or declare any Restricted Payment, provided after January 1, 1999 and if no default has occurred hereunder, the Company may pay dividends of not more than $420,000.00 per annum on its currently outstanding Class D preferred stock.

              SECTION 8.07. Change in Accounting; Fiscal Year. No Loan Party will change its method of accounting except for immaterial changes in methods, changes permitted by GAAP in which such Loan Party's auditors concur and changes required by GAAP. The Company shall advise the Bank in writing promptly upon making any such change to the extent same is not disclosed in the financial statements required hereunder.

              SECTION 8.08. Minimum EBITDA. (a) The Company will not permit Consolidated EBITDA, as of the last day of each calendar month and each calendar quarter, to be less than the amounts shown on the following table:

              Minimum               Minimum
       Year   Monthly EBITDA       Quarterly EBITDA
       --------------------------------------------
       1997                           $  500,000.00
       1998       $250,000.00         $1,000,000.00


              (b) Such calculations shall be based on the financial information provided by the Company to the Bank as required in Section 7.01.

              SECTION 8.09. Minimum Net Worth. The Company will not permit Consolidated Net Worth to be less than eighty percent (80%) of the Consolidated Net Worth on June 30, 1996 as indicated in the Company's Form 10-Q Filing for such date, less the Company's writeoffs caused by the shut down of the Winona Property; plus one hundred percent (100%) of the net proceeds of any debt or equity offering of the Company, plus one hundred percent (100%) of all positive net income, if any, from the Company's prior fiscal year after the payment of taxes.

              SECTION 8.10. Capital Expenditures. The Company will not permit total consolidated capital expenditures (including permitting costs, costs of the proposed slurry wall at the disposal site of Texas Ecologists, Inc., a Subsidiary of US Ecology, Inc., in Robstown, Texas, but excluding other capital expenditures financed by other Industrial Revenue Bonds, Industrial Development Bonds or other third party financing as approved by the Bank and any interest capitalized in regard to the Ward Valley Project or the facility operated by US Ecology, Inc. in Butte, Nebraska or on the Term Loan and the Revolving Credit Loan, the "Capital Expenditures") to be greater than $5,000,000.00 per calendar year.

              SECTION 8.11. Transactions with Affiliates. No Loan Party will, directly or indirectly, engage in any transaction with any Affiliate of such Loan Party, including the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business or pursuant to the reasonable requirements of such Loan Party's business and, in each case, upon terms that are no less favorable to such Loan Party than those which might be obtained in an arm's-length transaction at the time from non-Affiliates. Specifically, no Loan Party will transfer any of its assets to any Subsidiary of the Company that is not a Guarantor.

              SECTION 8.12. Change of Certain Indebtedness. No Loan Party will, after the occurrence and during the continuance of any Event of Default,
(i) make any voluntary prepayments of principal of or interest on any Consolidated Funded Indebtedness (whether or not subordinated) or (ii) alter, amend, modify or otherwise change the terms, conditions and provisions of any Consolidated Funded Indebtedness to accelerate the scheduled payments of principal of such Indebtedness.

              SECTION 8.13. Negative Pledge. The Company shall not enter into any agreement other than this Agreement or the Loan Documents, prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (except with respect to Permitted Liens), or prohibiting or restricting the Company to amend or otherwise modify this Agreement.

                                   ARTICLE IX
                                    GUARANTY

              SECTION 9.01. Guaranty. In consideration of, and in order to induce the Bank to make the Loans and to issue Letters of Credit hereunder, each Guarantor hereby absolutely, unconditionally and irrevocably, jointly and severally guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations, and all other obligations and covenants of the Company now or hereafter existing under this Agreement, the Notes and the other Loan Documents whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code), fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by the Bank in connection with enforcing any rights under this Guaranty (all such obligations being the "Guaranteed Obligations"), and agree to pay any and all reasonable expenses incurred by the Bank in enforcing this Guaranty; provided that anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed such Guarantor's Maximum Guaranteed Amount. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Company or any other action, occurrence or circumstance whatsoever. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor without impairing this Guaranty or affecting the rights and remedies of the Bank hereunder.

              SECTION 9.02. Continuing Guaranty. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents. Each Guarantor agrees that the Guaranteed Obligations and Loan Documents may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or Loan Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, the obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

              (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations;

              (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

              (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any Guarantor or other Person liable on any Guaranteed Obligations;

              (d) any change in the corporate existence, structure or ownership of the Company, any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, such Guarantor, any other Guarantor or any of their respective assets;

              (e) the existence of any claim, defense, set-off or other rights or remedies which such Guarantor at any time may have against the Company, or the Company or such Guarantor may have at any time against the Bank, any other Guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transaction other than by the payment in full by the Company of the Guaranteed Obligations after the termination of the commitments of the Bank and the expiration or termination of all Letters of Credit;

              (f) any invalidity or unenforceability for any reason of this Agreement or other Loan Documents, or any provision of law purporting to prohibit the payment or performance by the Company, such Guarantor or any other Guarantor of the Guaranteed Obligations or Loan Documents, or of any other obligation to the Bank; or

              (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

              SECTION 9.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, the Bank is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank, or any of its properties or (ii) any settlement or compromise of any such claim effected by the Bank with any such claimant (including the Company), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise; and each Guarantor, jointly and severally, shall be liable to pay the Bank, and hereby does indemnify the Bank and hold it harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Bank in the defense of any claim made against it that any payment or proceeds received by the Bank in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

              SECTION 9.04. Waiver of Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application by the Bank of any security or of any credits or claims, no Guarantor will assert or exercise any rights of the Bank or of such Guarantor against the Company to recover the amount of any payment made by such Guarantor to the Bank hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Guarantor shall not have any right of recourse to or any claim against assets or property of the Company, unless and until, the Obligations of the Company guaranteed hereby have been fully and finally satisfied. Until such time, each Guarantor hereby expressly waives any right to exercise any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Company (but not any other Guarantor) that arises under this Agreement or any other Loan Document or from the performance by any Guarantor of the Guaranty hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Bank against the Company, or any security that the Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If any amount shall be paid to a Guarantor by the Company or another Guarantor after payment in full of the Obligations, and the Obligations shall thereafter be reinstated in whole or in part and the Bank forced to repay and sums received by any of them in payment of the Obligations, this Guaranty shall be automatically reinstated and such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law, provided such provisions shall not apply to ALEX.

              SECTION 9.05. Subordination. If any Guarantor becomes the holder of any indebtedness payable by the Company or another Guarantor (including, without limitation, by way of subrogation or contribution right), each Guarantor hereby subordinates all indebtedness owing to it from the Company to all indebtedness of the Company to the Bank, and agrees that during the continuance of any Default or Event of Default it shall not accept any payment on the same until payment in full of the Obligations of the Company under this Agreement and the other Loan Documents after the termination of the commitments of the Bank and the termination or expiration of the Letters of Credit, the Notes and all other Loan Documents, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to a Guarantor by the Company or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this
Section 9.05 shall not apply to ALEX.

              SECTION 9.06. Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand of payment, notice of intent to accelerate or of acceleration, notice of dishonor or nonpayment and any requirement that the Bank institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Bank protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the Company or any other Person or any Collateral (it being the intention of the Bank and each Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Bank, in order to enforce any payment by any Guarantor hereunder, to institute suit or exhaust its rights and remedies against the Company, any other Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. To the extent any such may be applicable, each Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Bank of any indebtedness or liability to which the Bank applies or may apply any amounts received, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. Each Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

              SECTION 9.07. Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Obligations of the Company under this Agreement and the other Loan Documents and all other amounts payable under this Guaranty have been paid in full (after the termination of the commitments of the Bank and the termination or expiration of the Letters of Credit). All rights, remedies and powers provided in this Guaranty may be exercised, and all waivers contained in this Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.


                                   ARTICLE  X
                         EVENTS OF DEFAULT AND REMEDIES

              SECTION 10.01. Events of Default and Remedies. The following events shall constitute Events of Default hereunder:

              (a) any installment of principal or payment of interest on any Note, any Fee or any Unpaid Drawing or any other amount due (whether on the Maturity Date, by acceleration, or otherwise) shall not be paid on the date on which such payment is due as required under this Agreement and the Notes; or

              (b)    any representation or warranty made or, for purposes of
Article V, deemed made by or on behalf of any Loan Party herein or in any of the Loan Documents or other document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

              (c) the Company shall fail to perform or observe or cause any Subsidiary to fail to perform or observe any duty or covenant contained in this Agreement including the Exhibits and Schedules hereto; or

              (d) any Loan Party fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness (other than the Notes or the Guaranty) outstanding beyond any period of grace provided with respect thereto or fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any such instrument, if such failure is to cause, or to permit the holder or holders to cause, such obligations to become due prior to any stated maturity; or

              (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of such Loan Party, under Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of such Loan Party or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

              (f) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership or similar law,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of such Loan Party,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, (vii) take any action for the purpose of effecting any of the foregoing or (viii) any case, action or proceeding relating to the dissolution or winding up of the Company shall be commenced by any Person and continue undismissed for sixty (60) days or an order or decree establishing the same shall be entered; or

              (g) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or a waiver of the minimum funding standard or extension of any amortization period is sought or granted under Section 412 of the Code with respect to a Plan; any proceeding shall have occurred or is reasonably likely to occur by the PBGC under Section 4069(a) of ERISA to impose liability on the Company, any Subsidiary or an ERISA Affiliate; any Plan shall have an Unfunded Current Liability; any required contribution to a Plan or Multiemployer Plan shall not have been timely made; or the Company, any Subsidiary or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result (individually or collectively) from any such event or events a material risk of either (i) the imposition of a Lien(s) upon, or the granting of a security interest(s) in, the assets of the Company, any Subsidiary and/or an ERISA Affiliate in an amount(s) equal to or exceeding $1,000,000.00 or (ii) the Company, any Subsidiary and/or an ERISA Affiliate incurring a liability(ies) or obligation(s) with respect thereto equal to or exceeding $ 1,000,000.00; or

              (h) a judgment or order, which with other outstanding judgments and orders against any Loan Party equals or exceeds $1,000,000.00 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), shall be entered against any Loan Party and (i) within 30 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor or upon such judgment; or

              (i) there shall occur a Change in Ownership or Control without the consent of the Bank; or

              (j) the current owner of the property on which is to be located the Ward Valley Project shall transfer said property to any party other than the Company's designated lessor or the Ward Valley Project license or lease is cancelled or revoked by the State of California; or

              (k) any Loan Party shall lose any material permit, license or lease which materially affects the operations of such Loan Party or its Subsidiaries (other than those which relate to the Winona Site); or

              (l) the Company's capital stock shall fail to be listed on NASDAQ or other national or regional exchange; or

              (m) except pursuant to the express terms of any Loan Document, any Loan Document shall, at any time after its execution and delivery and for any reason (except for Bank action or inaction), cease to be in full force and effect or be declared null and void, or any Lien granted pursuant to any Loan Document shall cease to be perfected and of first priority due to any action or inaction of the Company or any Affiliate thereof (except for Permitted Liens), or the validity or enforceability thereof shall be contested by the Company, a Guarantor, a Loan Party or any Affiliate thereof or any Person shall deny that it has any further liability or obligations under any Loan Document to which it is party.

              SECTION 10.02. Primary Remedies. At any time any Event of Default has occurred and is continuing, the Bank may, by written notice to the Company (a "Notice of Default") take any or all of the following actions, without prejudice to the rights of the Bank or other holder of any of the Obligations to enforce its claims against any Loan Party (provided that, if an Event of Default specified in Section 10.01(e) or Section 10.01(f) shall occur with respect to any Loan Party, the following shall occur automatically without the giving of any Notice of Default): (i) declare the Bank's Revolving Credit Commitment and the Letter of Credit Commitment terminated; (ii) declare the principal of and any accrued and unpaid interest in respect of all Loans, and all obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and non-payment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by each Loan Party; (iii) exercise any rights or remedies under any document securing or guaranteeing any of the obligations; and (iv) terminate any Letter of Credit which may be terminated in accordance with its terms (whether by the giving of written notice to the beneficiary or otherwise).

              SECTION 10.03. Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Bank, may proceed to protect and enforce its rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to realize on any collateral securing the Loans or to enforce the payment of all amounts owing to the Bank under the Loan Documents and any accrued and unpaid interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing or provided it at law or in equity or by statute or otherwise.


                                  ARTICLE  XI
                                 MISCELLANEOUS

              SECTION 11.01. Amendments. No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by any Loan Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, as to amendments, and by the Bank in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              SECTION 11.02. Notices. All notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

              (a)    If to the Loan Parties, to them at:
                     805 West Idaho, Suite 200
                     Boise, Idaho 83702
                     Telecopy No.:    (208) 331-7900
                     Telephone No.:   (208) 331-8400
                     Attention:       Mr. Jack K. Lemley and
                                      Mr. Phillip K. Chattin

              (b)    If to the Bank, to it at:
                     712 Main Street, 24 TCB E-74
                     Houston, Texas   77002
                     Telecopy No.:    (713) 216-2092
                     Telephone No.:   (713) 216-5162
                     Attention:       Mr. Bruce A. Shilcutt

                     With a copy to:
                     Andrews & Kurth L.L.P.
                     4200 Texas Commerce Tower
                     Houston, Texas  77002
                     Telecopy No.:    (713)  220-4285
                     Telephone No.:   (713) 220-4268
                     Attention:       Mr. Thomas J. Perich

              All communications shall, when mailed, telecopied or delivered, be effective when mailed by certified mail, return receipt requested to any party at its address specified herein (or other address designated by such party in a communication to the other parties hereto), or telecopied to any party to the telecopy number set forth herein, or delivered personally to any party at its address herein specified; provided, that communications to the Bank pursuant to Article II and Article III shall not be effective until actually received.

              SECTION 11.03. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, at equity or in any other agreement.

              SECTION 11.04. Costs, Expenses and Taxes. The Company agrees to pay on demand: (a) all reasonable out-of-pocket costs and expenses of the Bank in connection with the preparation, execution, delivery, interpretation or enforcement of the Loan Documents and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto, (b) all reasonable out-of-pocket costs and expenses of the Bank in connection with the syndication of the credit evidenced by this Agreement and the other Loan Documents, and (c) reasonable costs and expenses incurred in connection with other third party professional services required by the Bank. In addition, the Company shall pay any and all stamp and similar taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents and the other documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, any Note or any other Loan Document. Without prejudice to the survival of any other obligations of the Company hereunder and under the Notes, the obligations of the Company under this Section shall survive the termination of this Agreement and the payment of the Obligations or the assignment of the Notes.

              SECTION 11.05. Indemnity and Release. (a) The Loan Parties jointly and severally agree to indemnify, defend and save harmless the Bank and each Affiliate thereof and their respective directors, officers, employees, attorneys, agents and the Bank's parent company(the "Indemnified Parties") from, and against, any and all losses, liabilities, claims, actions, suits and other legal proceedings, damages, costs, interest, charges, taxes, reasonable attorneys' fees, and other expense and penalties to which any of the Indemnified Parties may sustain, incur, or become subject insofar as such losses, liabilities, claims or damages arise out of or result from (i) the execution and delivery of this Agreement, the Notes, the Letters of Credit and the other Loan Documents and the exercise of the Bank's rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents or otherwise and any actual or proposed use by the Company of the proceeds of any extension of credit by the Bank hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Loan Documents, and the Loan Parties jointly and severally shall reimburse the Indemnified Parties upon demand for any damages, costs and expenses by any of the Indemnified Parties in investigating, preparing for, defending against, or providing evidence, producing documents, or taking any other action in respect of such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Indemnified Party to be indemnified.

              (b) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER OR THEREUNDER

SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. Without prejudice to the survival of any other obligations of the Loan Parties hereunder and under the other Loan Documents, the obligations of the Loan Parties under this Section shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations or the assignment of the Notes.

              (c) The Loan Parties do hereby release and forever discharge the Bank and each Affiliate thereof and their respective employees, officers, directors, trustees, agents, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, which any Loan Party has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Agreement is signed by any of such parties (i) arising directly or indirectly out of the loan documents, any of the prior documents or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Loan Parties and the Bank. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury which may or could be asserted by the Loan Parties. This release shall not include a release of the Bank from any claim by the Loan Parties for breach by the Bank of this Agreement or the Agreement Regarding Escrow Account dated October 30, 1996.

              SECTION 11.06. Right of Setoff. If any Event of Default shall have occurred and be continuing, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank, or any branch, subsidiary or Affiliate, to or for the credit or the account of any Loan Party against any and all the Obligations of the Loan Parties now or hereafter existing under this Agreement and the other Loan Documents and other obligations of the Loan Parties held by the Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement, such Note, the Obligations or such other obligations and although the Obligations or such other obligations may be unmatured. The Bank agrees promptly to notify the Company after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

              SECTION 11.07. Governing Law. THIS AGREEMENT, ALL NOTES, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS EXECUTED IN





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
CONNECTION HEREWITH AND THEREWITH (INCLUDING THE VALIDITY AND ENFORCEABILITY HEREOF OR THEREOF), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

              SECTION 11.08. Maximum Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, charged, contracted for, reserved, taken or received by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid, charged, contracted for, reserved, taken or received which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. To the extent that the Highest Lawful Rate applicable to the Bank is at any time determined by Texas law, such rate shall be the "indicated rate ceiling" described in Section (a)(1) of Article 1.04 of Chapter 1, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended; provided, to the extent permitted by such Article, the Bank from time to time by notice to Company may revise the aforesaid election of such interest rate ceiling as such ceiling affects the then-current or future balances of the Loans outstanding under the Notes. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, if the maturity of the Notes or the obligations in respect of the other Loan Documents are accelerated for any reason, or in the event of prepayment of all or any portion of the Notes or the obligations in respect of the other Loan Documents by the Company or in any other event, earned interest on the Loans and such other obligations of the Company may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under the Notes or the obligations in respect of the other Loan Documents that is in excess of the maximum amount permitted by applicable law shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and, if theretofore paid, shall be credited on the principal of the Notes or, if the principal of the Notes has been paid in full, held as collateral for any contingent or unmatured obligation of the Company, or, if there are no contingent or unmatured obligations of the Company then outstanding, refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Bank shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all





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interest at any time contracted for, charged, received or reserved in connection with this Agreement.

              SECTION  11.09.   Survival of Representations and Warranties.
All representations, warranties and covenants contained herein or made in writing by the Loan Parties in connection herewith and the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents until two years and one day after payment in full of the Obligations, the termination of the commitments of the Bank and the termination or expiration of the Letters of Credit and any reimbursement obligations with respect thereto, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that the Revolving Credit Commitment and the Letter of Credit Commitment of the Bank shall not inure to the benefit of any successor or assign of the Company.

              SECTION 11.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Bank and shall inure to the benefit of the Loan Parties, Bank and their respective permitted successors and assigns.

              SECTION 11.11. Successors and Assigns; Participations. The Loan Parties may not assign or transfer any of their rights or obligations hereunder without the written consent of the Bank. The Bank may, without the consent of any Loan Party, assign to or sell participations to one or more banks in all or a portion of its rights and obligations under this Agreement and the other Loan Documents.

              SECTION  11.12.   Intentionally Deleted.

              SECTION 11.13. Accounting Terms. All accounting terms not otherwise defined herein shall be construed in accordance with GAAP.

              SECTION 11.14. Independence of Covenants. All covenants contained in this Agreement and in the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

              SECTION 11.15. Separability. Should any clause, sentence, paragraph or Section of this Agreement be





                                       63
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judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

              SECTION 11.16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              SECTION 11.17. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

                     (i) the singular number includes the plural number and vice versa;

                     (ii)   reference to any gender includes each other gender;

                     (iii) the word "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                     (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

                     (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

                     (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;





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
                     (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                     (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                     (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

              (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

              (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

              SECTION  11.18.   Submission to Jurisdiction.

              (a) Each Loan Party hereby irrevocably submits to the non-exclusive jurisdiction of any New York state court located in the Borough of Manhattan, City and State of New York, or any federal court located in the Southern District of New York over any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and each of the Loan Parties irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court; provided, nothing in this Section 11.18 is intended to waive the right of the Bank to remove any such action or proceeding commenced in any such New York state court to an appropriate New York federal court to the extent the basis for such removal exists under applicable law. Each Loan Party hereby irrevocably appoints CT Corporation (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive on behalf of it and its properties service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing by certified mail a copy of such process to such Loan Party in care of the Process Agent at the Process Agent's above address, with a copy to such Person at its address specified herein and each of the Loan Parties hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each of the Loan Parties also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to it at its address specified herein. Each

Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

              (b) Nothing in this Section 11.18 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against any of the Loan Parties, or such Person's properties, in the courts of any other jurisdiction.

              SECTION 11.19. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

              SECTION 11.20. Final Agreement of the Parties. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.





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
              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.



                                    BORROWER:

                                    AMERICAN  ECOLOGY CORPORATION


                                    By:/s/ Jack K. Lemley
                                       Jack K. Lemley
                                       President and Chief Executive Officer




                                    BANK:

                                    TEXAS  COMMERCE BANK
                                    NATIONAL ASSOCIATION

                                    By: /s/ F. Hall Webb
                                    F. Hall Webb
                                    Senior Vice President

                                    GUARANTORS:

                                    AMERICAN ECOLOGY ENVIRONMENTAL
                                    SERVICES CORPORATION

                                    AMERICAN ECOLOGY INTERNATIONAL, INC.

                                    AMERICAN ECOLOGY MANAGEMENT CORPORATION

                                    AMERICAN ECOLOGY RECYCLE CENTER, INC.
                                    AMERICAN  ECOLOGY SERVICES CORPORATION

                                    AMERICAN LIABILITY AND EXCESS INSURANCE
                                    COMPANY

                                    TEXAS ECOLOGISTS, INC.

                                    TRANSTEC ENVIRONMENTAL, INC.

                                    US ECOLOGY, INC.

                                    WPI TRANSPORTATION, INC.

                                    WPI WASTE CARRIERS, INC.



                                    By:/s/Jack K. Lemley
                                    Jack K. Lemley
                                    President and Chief Executive Officer





                                       68